UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2013

Stratus Properties Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19989	72-1211572
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

212 Lavaca St., Suite 300
Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (512) 478-5788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On May 23, 2013, the stockholders of Stratus Properties Inc. (the Company) approved the 2013 Stock Incentive Plan (the Plan). The purpose of the Plan is to motivate and reward key employees, consultants, advisers and directors by giving them a proprietary interest in the Company's success.

The compensation committee of the Company's board of directors will generally administer the Plan and has authority to make awards under the Plan and to set the terms of the awards. The compensation committee will also generally have the authority to interpret the Plan, to establish any rules or regulations relating to the Plan that it determines to be appropriate and to make any other determination that it believes necessary or advisable for the proper administration of the Plan.

The types of awards that may be granted under the Plan include stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards. The maximum number of shares of the Company's common stock with respect to which awards may be granted under the Plan is 180,000. No individual may receive in any year awards under the Plan, whether payable in cash or shares, that relate to more than 50,000 shares of the Company's common stock, except that non-management directors may not receive in any year awards that relate to more than 20,000 shares. Further, the maximum value of an “other stock-based award” that is valued in dollars and that is scheduled to be paid out to a participant in any calendar year is $750,000.

The Plan may be amended or terminated at any time by the Company's board of directors, subject to the requirement that certain amendments may not be made without stockholder approval. In addition, no amendment may materially impair an award previously granted without the consent of the recipient. Unless terminated sooner, no awards will be made under the Plan after May 23, 2023.

For further information regarding the Plan, see the Company's definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 19, 2013. The information included herein relating to the Plan is qualified in its entirety by reference to the actual terms of the Plan, which is filed as Exhibit 10.1 to this Current Report.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its 2013 annual meeting of stockholders on May 23, 2013, in Austin, Texas. At the annual meeting, the Company's stockholders (1) elected William H. Armstrong III and Charles W. Porter to serve as Class III directors of the Company, each for a three-year term; (2) approved, on an advisory basis, the compensation of the Company's named executive officers; (3) approved, on an advisory basis, future advisory votes on the compensation of the Company's named executive officers to be held every year; (4) ratified the appointment of BKM Sowan Horan, LLP as the Company's independent registered public accounting firm for the 2013 fiscal year and (5) approved the 2013 Stock Incentive Plan.

Of the 8,119,785 shares of the Company's common stock outstanding as of the record date, 7,582,236 shares were represented at the annual meeting. The Company's independent inspector of elections reported the vote of stockholders as follows:

Proposal 1: Election of two Class III director nominees.

Name	Votes For	Votes Withheld	Broker Non-Votes

William H. Armstrong III	2,568,933	2,130,792	2,882,511

Charles W. Porter	3,226,802	1,472,923	2,882,511

Proposal 2: Approval, on an advisory basis, of the compensation of the Company's named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes

3,207,384	1,444,309	48,032	2,882,511

Proposal 3:	Approval, on an advisory basis, of the frequency of future advisory votes on the compensation of the Company's named executive officers.

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes

4,632,097	47,196	3,069	17,363	2,882,511

In accordance with the results of the vote on Proposal 3, the Company, based on the recommendation of its board of directors and the vote of its stockholders, determined to implement an annual advisory vote on the compensation of the Company's named executive officers until the next required vote on the frequency of stockholder votes on the compensation of the Company's named executive officers. The Company is required to hold a vote on frequency every six years so the next vote on frequency will be held in 2019.

Proposal 4:	Ratification of appointment of BKM Sowan Horan, LLP as the Company's independent registered public accounting firm.

Votes For	Votes Against	Abstentions

7,579,931	987	1,318

Proposal 5:	Adoption of the 2013 Stock Incentive Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes

3,235,784	1,450,762	13,179	2,882,511

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The Exhibit included as part of this Current Report is listed in the attached Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stratus Properties Inc.

By: /s/ Erin D. Pickens
----------------------------------------
Erin D. Pickens
Senior Vice President and
Chief Financial Officer
(authorized signatory and
Principal Financial Officer)
Date: May 30, 2013

Stratus Properties Inc.
Exhibit Index

Exhibit
Number

10.1	Stratus Properties Inc. 2013 Stock Incentive Plan.